UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 4, 2019

A10 NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36343	20-1446869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Plumeria Drive

San Jose, CA 95134

(Address of principal executive offices, including zip code)

(408) 325-8668

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	ATEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Certificate of Incorporation

At the Annual Meeting of Stockholders of A10 Networks, Inc. (the “Company”) held on December 4, 2019 (the “2019 Annual Meeting”), the Company’s stockholders approved an amended and restated certificate of incorporation of the Company (the “Restated Certificate”) to eliminate the supermajority voting provisions from the Company’s Amended and Restated Certificate of Incorporation and replace such provisions with a majority voting standard. The Restated Certificate became effective upon acceptance of the filing by the Secretary of State of the State of Delaware on December 5, 2019. Prior to the filing of the Restated Certificate, a two-thirds supermajority vote of the Company’s stockholders was required for stockholders to amend the Company’s Amended and Restated Bylaws and certain provisions in the Company’s Amended and Restated Certificate of Incorporation, and to remove directors from office.

Bylaws

In connection with stockholder approval of the Restated Certificate, the Board of Directors of the Company made conforming amendments to the Company’s Amended and Restated Bylaws, effective as of December 4, 2019, to replace the two-thirds supermajority voting provision to amend the Amended and Restated Bylaws set forth in Article X of the Amended and Restated Bylaws with a majority voting standard and make certain other changes (the “Amended Bylaws”).

The foregoing descriptions are qualified in their entirety by reference to the full text of the Restated Certificate and Amended Bylaws, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 5.07.	Submission of Matters to a Vote of Security Holders

Present at the 2019 Annual Meeting in person or by proxy were holders of 69,613,368 shares of the Company’s common stock, or approximately 90.6% of the total shares entitled to vote. The stockholders voted on the following proposals at the 2019 Annual Meeting:

1.

To elect each of the four director nominees to serve until the Company’s 2020 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.

To approve the Restated Certificate to eliminate supermajority voting provisions relating to amendments to the Certificate of Incorporation and Amended and Restated Bylaws and removal of directors; and

3.	To ratify the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For more information about the foregoing proposals, see the Company’s proxy statement, filed with the Securities and Exchange Commission on October 23, 2019.

The voting results for each of the proposals are as follows:

Proposal 1: Election of Directors

Nominees	For	Withhold	Broker Non-votes
Tor R. Braham	56,211,842	1,669,985	11,731,541
Peter Y. Chung	54,780,426	3,101,401	11,731,541
Phillip J. Salsbury	43,161,199	14,720,628	11,731,541
Eric Singer	56,110,894	1,770,933	11,731,541

Each of the four director nominees was duly elected to serve until the Company’s 2020 annual meeting of stockholders and until his successor is duly elected and qualified, subject to earlier resignation or removal.

Proposal 2(a): Amendment and Restatement of the Certificate of Incorporation to Eliminate Supermajority Voting Provisions to Amend the Company’s Governance Documents

For	Against	Abstained	Broker Non-votes
56,332,875	1,492,492	56,460	11,731,541

Proposal 2(b): Amendment and Restatement of the Certificate of Incorporation to Eliminate Supermajority Voting Provision to Remove Directors

For	Against	Abstained	Broker Non-votes
56,347,900	1,480,027	53,900	11,731,541

The stockholders approved the Restated Certificate.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained	Broker Non-votes
68,351,670	136,267	1,125,431	0

The stockholders ratified the appointment of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

3.1	Amended and Restated Certificate of Incorporation of A10 Networks, Inc.

3.2	Amended and Restated Bylaws of A10 Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A10 NETWORKS, INC.

By:	/s/ Robert Cochran
Robert Cochran
Executive Vice President, Legal and Corporate Collaboration and Secretary

Date: December 6, 2019